PERFORMANCE STOCK AWARD GRANT AGREEMENT

THIS PERFORMANCE STOCK AWARD GRANT AGREEMENT (the “Agreement”), by and between TWIN DISC, INCORPORATED (the “Company”) and _____________________________________ (the “Employee”) is dated this 28th day of July, 2011, to memorialize an award of performance stock of even date herewith.

WHEREAS, the Company adopted a Long-Term Incentive Compensation Plan in 2010, whereby the Compensation Committee of the Board of Directors (the “Committee”) is authorized to grant performance stock awards that entitle an employee of the Company receiving such award to shares of common stock of the Company if the Company achieves a predetermined performance objective; and

WHEREAS, effective July 28, 2011, the Committee made an award of performance stock to the Employee as an inducement to achieve the below described performance objective.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereto agree as follows:

1. Performance Stock Award Grant.  Subject to the terms of the Plan, a copy of which has been provided to the Employee and is incorporated herein by reference, the Company has granted Employee a performance stock award effective July 28, 2011.  Such performance stock award shall entitle the Employee to receive the number of shares of the Company’s common stock (the “Shares”) awarded pursuant to the table below if the Company achieves the economic profit objective stated below (the “Performance Objective”):

	Cumulative Economic Profit	Number of Shares
Maximum	$XX	XXXX
Target	$XX	XXXX
Threshold	$XX	XXXX

The Performance Objective is the amount of the Company’s economic profit (measured as the difference between the Company’s cumulative net operating profit after taxes and the Company’s cumulative capital charge) for the cumulative three fiscal year period ending June 30, 2014, as specified in the table above.   If the Company achieves the maximum Performance Objective as specified on the table above, the Employee will earn the maximum number of Shares.  If the Company achieves the target Performance Objective as specified on the table above, the Employee will receive the target number of Shares.  If the Company achieves the threshold Performance Objective stated above, the Employee will earn the threshold number of Shares.  No Shares will be earned for performance below the 3-year cumulative economic profit threshold and no additional Shares will be earned for performance exceeding the 3-year cumulative economic profit maximum.  In the event that the Company’s economic profit is between the achievement levels set forth in the above table, the number of Shares awarded shall be determined by interpolation.  Any fractional share of the Company resulting from such interpolation shall be rounded up to a whole share of the Company.  The Committee shall certify whether and to what extent such Performance Objective is satisfied before any Shares are awarded.  Such certification, and the issuance of Shares pursuant to such certification, shall be made within 2½ months after June 30, 2014.

2. Price Paid by Employee.  The price to be paid by the Employee for the Shares granted shall be         No          Dollars ($ 0.00      ) per share.

3. Voluntary Termination of Employment Prior to Retirement/Termination for Cause.  If, prior to attaining the Performance Objective, the Employee voluntarily terminates employment prior to attaining age 65 (or prior to attaining age 60 with the accrual of 10 years of service with the Company and its subsidiaries) or the employment of the Employee is terminated for cause, the performance stock granted to the Employee shall be forfeited.  The Committee shall conclusively determine whether the Employee was terminated for cause for purposes of this performance stock award.

4. Termination of Employment due to Death or Disability.  If prior to attaining the Performance Objective the Employee terminates employment due to death or disability, a prorated portion of the performance stock granted shall immediately vest, and the Company shall deliver shares of Company stock underlying such prorated awards as if the maximum Performance Objective had been fully achieved.  Such payment shall be made no later than 2½ months after the Employee’s termination of employment due to death or disability.  The prorated award shall be determined by multiplying the number of shares underlying the award by a fraction, the numerator of which is the number of days from July 1, 2011, through the Employee’s last day of employment, and the denominator of which is the number of days from July 1, 2011, through June 30, 2014.  Any fractional share of the Company resulting from such a prorated award shall be rounded up to a whole share of the Company.  The Committee shall conclusively determine whether the Employee shall be considered permanently disabled for purposes of this performance stock award.

5. Other Termination of Employment Other than Change of Control of Company.  If, prior to attaining the Performance Objective, the Employee voluntarily terminates employment after attaining age 65 (or after attaining age 60 with the accrual of 10 years of service with the Company and its subsidiaries), or is terminated for any reason other than for cause or following a Change in Control of the Company as described in Section 6, the performance stock granted to the Employee shall be paid on a prorated basis if and when the Performance Objective is achieved.  The prorated award shall be determined by multiplying the number of shares underlying the award by a fraction, the numerator of which is the number of days from July 1, 2011, through the Employee’s last day of employment, and the denominator of which is the number of days from July 1, 2011, through June 30, 2014.  Any fractional share of the Company resulting from such a prorated award shall be rounded up to a whole share of the Company.  Shares of the Company underlying such prorated award shall be issued in the ordinary course after the determination by the Committee that the Performance Objective has been achieved (and no later than 2½ months after June 30, 2014).

6. Termination Following Change in Control.  Notwithstanding Sections 3, 4 and 5 above, if an event constituting a Change in Control of the Company occurs and the Employee thereafter either terminates employment for Good Reason or is involuntarily terminated by the Company without cause, then the performance stock granted hereunder shall immediately vest and Shares of the Company underlying the award shall be delivered as if the maximum Performance Objective had been fully achieved.  The delivery of such Shares shall occur within 2½ months following Employee’s termination of employment.  Employee’s continued employment with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of his or her rights with respect to this Section 6. Employee's right to terminate his or her employment pursuant to this Subsection shall not be affected by his or her incapacity due to physical or mental illness.  For purposes of this Section 6:

(a)	“Good Reason” shall mean any of the following, without the Employee’s written consent:

(i)
the assignment to Employee of duties, responsibilities or status inconsistent that constitute a material diminution from his or her present duties, responsibilities and status or a material diminution in the nature or status of Employee's duties and responsibilities from those in effect as of the date hereof;

(ii)	a material reduction by the Company in Employee's base salary as in effect on the date hereof or as the same shall be increased from time to time ("Base Salary");

(iii)	a material change in the geographic location at which the Employee must provide services; or

(iv)
a material change in or termination of the Company’s benefit plans or programs or the Employee’s participation in such plans or programs (outside of a good faith, across-the-board reduction of general application) in a manner that effectively reduces their aggregate value.

(b)	“Change in Control of the Company” shall be deemed to occur in any of the following circumstances:

(i)
if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)  whether or not the Company is then subject to such reporting requirement;

(ii)
if any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than Michael Batten or any member of his family (the “Batten Family”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

(iii)
if during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(iv)
if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

(c)               To constitute a termination for Good Reason hereunder:

(i)	Termination of employment must occur within two years following the existence of a condition that would constitute Good Reason hereunder; and

(ii)
Employee must provide notice to the Company of the existence of a condition that would constitute Good Reason within 90 days following the initial existence of such condition.  The Company shall be provided a provided a period of 30 days following such notice during which it may remedy the condition.  If the condition is remedied, the Employee’s subsequent voluntary termination of employment shall not constitute termination for Good Reason based upon the prior existence of such condition.

7. Employment Status.  Neither this Agreement nor the Plan imposes on the Company any obligation to continue the employment of the Employee.

TWIN DISC, INCORPORATED

By:           ____________________________________
Its:           ____________________________________

EMPLOYEE:

__________________________________________
[NAME]